UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SNOWFLAKE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
To Be Held on July 7, 2022
Dear Stockholder:
We are pleased to invite you to virtually attend the 2022 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the Annual Meeting) of Snowflake Inc., a Delaware corporation (Snowflake). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SNOW2022 on Thursday, July 7, 2022 at 10:00 a.m., Mountain Time. The virtual format of the Annual Meeting allows us to preserve stockholder access while saving time and money for both us and our stockholders. You will be able to vote and submit questions during the Annual Meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:

1	To elect three Class II directors, Kelly A. Kramer, Frank Slootman, and Michael L. Speiser, each to hold office until our Annual Meeting of Stockholders in 2025 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal;
2	To conduct a non-binding advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers;
3	To ratify the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2023; and
4	To conduct any other business properly brought before the Annual Meeting.
We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting (Proxy Statement) accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.
On or about May 27, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 (2022 Annual Report). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2022 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Our board of directors has fixed the close of business on May 13, 2022 as the record date for the Annual Meeting. Only stockholders of record at the close of business on May 13, 2022 are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors
Frank Slootman
Chief Executive Officer and Chairman

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

OUR ADDRESS Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715
VIRTUAL MEETING
If you held shares of our common stock at the close of business on May 13, 2022, you are invited to virtually attend the Meeting at www.virtualshareholdermeeting.com/SNOW2022 and vote on the proposals described in this Proxy Statement.

TABLE OF

PROXY
STATEMENT
For the 2022 Annual Meeting of Stockholders
GENERAL INFORMATION
Our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the Annual Meeting) of Snowflake Inc., for the purposes set forth in this proxy statement for our Annual Meeting (Proxy Statement). The Annual Meeting will be held virtually via a live webcast on the internet on July 7, 2022 at 10:00 a.m., Mountain Time. The Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 (2022 Annual Report) is first being mailed on or about May 27, 2022 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on May 13, 2022, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2022 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to Snowflake Inc. as “Snowflake,” “we,” “us,” or “our” and the board of directors of Snowflake as “our board of directors.” The 2022 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2022 Annual Report without charge by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

DATE & TIME July 7, 2022 10:00a.m. Mountain Time
VIRTUAL MEETING
If you held shares of our common stock at the close of business on May 13, 2022, you are invited to virtually attend the Meeting at www.virtualshareholdermeeting.com/SNOW2022 and vote on the proposals described in this Proxy Statement.

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QUESTIONS AND ANSWERS
WHAT AM I VOTING ON?

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

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Election of three Class II directors, Kelly A. Kramer, Frank Slootman, and Michael L. Speiser, each to hold office until our annual meeting of stockholders in 2025 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
		“FOR” the election of Kelly A. Kramer, Frank Slootman, and Michael L. Speiser as Class II directors.	Page 25

2	Non-binding advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers.	to hold future stockholder advisory votes on the compensation of our named executive officers every “ONE YEAR.”	Page 26

3	Ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2023.	“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2023.	Page 27

WHY DID I RECEIVE A NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?
Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 27, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

WILL I RECEIVE ANY OTHER PROXY MATERIALS BY MAIL?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.

WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on May 13, 2022 (Record Date) will be entitled to vote at the Annual Meeting. On the Record Date, there were 318,083,513 shares of our common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the

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Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If, at the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank, or other nominee. Many brokers, banks, or other nominees enable beneficial owners to give voting instructions by telephone or over the internet as well as in writing. You are also welcome to attend the Annual Meeting and vote online during the meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your brokerage firm, bank, or other nominee. Follow the instructions from your brokerage firm, bank, or other nominee included with your proxy materials, or contact your brokerage firm, bank, or other nominee to request a proxy form. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/SNOW2022.

WILL A LIST OF RECORD STOCKHOLDERS AS OF THE RECORD DATE BE AVAILABLE?
A list of our stockholders of record as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those that attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available upon request via IR@snowflake.com for examination by any stockholder for any purpose relating to the Annual Meeting.

HOW DO I ATTEND AND ASK QUESTIONS DURING THE ANNUAL MEETING?
We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SNOW2022 by logging in with your control number. The meeting will start at 10:00 a.m., Mountain Time, on Thursday, July 7, 2022. We recommend that you log in a few minutes before 10:00 a.m., Mountain Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to attend the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/SNOW2022.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/SNOW2022 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.

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HOW DO I VOTE?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
•To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on July 6, 2022 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2022, starting at 10:00 a.m., Mountain Time, on Thursday, July 7, 2022. You will need to enter the 16-digit control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.

WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE ANNUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SNOW2022.

HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, each holder of shares of our common stock will have one vote per share held as of the close of business on the Record Date.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

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CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online during the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER SUBMITTING A PROXY?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•Submit another properly completed proxy card with a later date;
•Grant a subsequent proxy by telephone or through the internet;
•Send a timely written notice that you are revoking your proxy to our Secretary via email at generalcounsel@snowflake.com; or
•Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee. Your most current proxy card or telephone or internet proxy is the one that will be counted.

IF I AM A STOCKHOLDER OF RECORD AND I DO NOT VOTE, OR IF I RETURN A PROXY CARD
OR OTHERWISE VOTE WITHOUT GIVING SPECIFIC VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:
•“FOR” the election of Kelly A. Kramer, Frank Slootman, and Michael L. Speiser as Class II directors;
•to hold future stockholder advisory votes on the compensation of our named executive officers every “ONE YEAR;” and
•“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2023.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

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IF I AM A BENEFICIAL OWNER OF SHARES HELD IN “STREET NAME” AND I DO NOT PROVIDE
MY BROKERAGE FIRM, BANK, OR OTHER NOMINEE WITH VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a beneficial owner and do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your shares will be considered “uninstructed” and the question of whether your nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokerage firms, banks, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if management-supported.
Proposals One and Two are considered to be “non-routine,” meaning that your brokerage firm, bank, or other nominee may not vote your shares on those proposals in the absence of your voting instructions, which would result in a “broker non-vote,” and your shares would not be counted as having been voted. Proposal Three is considered to be “routine,” meaning that if you do not return voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Three by your brokerage firm, bank, or nominee in its discretion. Please instruct your brokerage firm, bank, or other nominee to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee.

WHAT ARE “BROKER NON-VOTES”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals One and Two are considered to be “non-routine” and, therefore, broker non-votes may exist in connection with these proposals.

HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:
•For the proposal to elect three Class II directors, votes “FOR,” “WITHHOLD,” and broker non-votes;
•For the proposal on the frequency of future stockholder advisory votes on the compensation of our named executive officers, votes “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” and abstentions and broker non-votes; and
•For the proposal to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2023, votes “FOR,” “AGAINST,” and abstentions.

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HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
Proposal One
Directors are elected by a plurality vote. “Plurality” means that the three director nominees for Class II who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (in other words, where a brokerage firm has not received voting instructions from the beneficial owner and for which the brokerage firm does not have discretionary power to vote on a particular matter), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
Proposal Two
Approving the frequency of future stockholder advisory votes on the compensation of our named executive officers on a non-binding, advisory basis requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” each of the proposed voting frequencies. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee, however, will consider the outcome of the vote when determining how often we should submit to our stockholders an advisory vote to approve the compensation of our named executive officers.
Proposal Three
The ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2023 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. On the Record Date, there were 318,083,513 shares of our common stock outstanding and entitled to vote.
Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

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WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
Requirements for stockholder proposals to be considered for inclusion in our proxy materials
To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), must be submitted in writing by January 27, 2023, to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, Attention: Secretary.
Requirements for stockholder proposals to be brought before the annual meeting
Our amended and restated bylaws provide that, for stockholder proposals that are not to be included in next year’s proxy materials to be considered at an annual meeting, stockholders must give timely advance written notice thereof to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2023 annual meeting of stockholders that is not to be included in next year’s proxy materials must be received by our Secretary in writing not later than the close of business on April 8, 2023 nor earlier than the close of business on March 9, 2023. However, if our 2023 annual meeting of stockholders is not held between June 7, 2023 and August 6, 2023, the notice must be received (A) not earlier than the close of business on the 120th day prior to the 2023 annual meeting of stockholders, and (B) not later than the close of business on the later of the 90th day prior to the 2023 annual meeting of stockholders or, if later than the 90th day prior to the 2023 annual meeting of stockholders, the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made. Any such notice to the Secretary must include the information required by our amended and restated bylaws.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (which will apply to the 2023 annual meeting of stockholders), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 8, 2023.

WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

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THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

The following table presents, for the Class II nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of April 30, 2022:

NAME	AGE	INDEPENDENT	TITLE

Class I directors(1)

Benoit Dageville	55		President of Products and Director

Mark S. Garrett(2)(4)	64		Director

Jayshree V. Ullal(3)	61		Director

Class II director nominees(1)

Kelly A. Kramer(2)	54		Director

Frank Slootman	63		Chief Executive Officer and Chairman

Michael L. Speiser(3)(4)*	51		Director

Class III directors(1)

Teresa Briggs(2)	61		Director

Jeremy Burton	54		Director

Carl M. Eschenbach(3)	55		Director

John D. McMahon(3)(4)	66		Director

* Lead independent director.
(1)Class II director nominees are up for election at the Annual Meeting and will continue in office until the 2025 annual meeting of stockholders. Class I directors will continue in office until the 2024 annual meeting of stockholders. Class III directors will continue in office until the 2023 annual meeting of stockholders.
(2)Member of the audit committee.
(3)Member of the compensation committee.
(4)Member of the nominating and governance committee.

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Set forth below is biographical information for the Class II director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

KELLY A. KRAMER

Kelly A. Kramer has served as a member of our board of directors since January 2020. From January 2015 to December 2020, Ms. Kramer served as Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., a worldwide technology company. From January 2012 to January 2015, Ms. Kramer served in various finance roles at Cisco, including Senior Vice President, Corporate Finance and Senior Vice President, Business Technology and Operations Finance. Prior to Cisco, she served in various finance roles at GE Healthcare Systems, GE Healthcare Diagnostic Imaging, and GE Healthcare Biosciences. Ms. Kramer currently serves on the board of directors of Gilead Sciences, Inc. and Coinbase Global, Inc. Ms. Kramer holds a B.S. degree in Mathematics from Purdue University. Ms. Kramer is qualified to serve on our board of directors because of her financial expertise and management experience.

FRANK SLOOTMAN

Frank Slootman has served as our Chief Executive Officer and as a member of our board of directors since April 2019 and as Chairman of our board of directors since December 2019. Before joining us, Mr. Slootman served as Chairman of the board of directors of ServiceNow, Inc., an enterprise IT cloud company, from October 2016 to June 2018. From May 2011 to April 2017, Mr. Slootman served as President and Chief Executive Officer and as a member of the board of directors of ServiceNow, Inc. From January 2011 to April 2011, Mr. Slootman served as a Partner of Greylock Partners, a venture capital firm. From July 2009 to January 2011, Mr. Slootman served as President of the Backup Recovery Systems Division at EMC Corporation, a computer data storage company, and as an advisor from January 2011 to February 2012. From July 2003 until its acquisition by EMC in July 2009, Mr. Slootman served as President and Chief Executive Officer of Data Domain Corporation, an electronic storage solution company. Mr. Slootman previously served as a member of the board of directors of Pure Storage, Inc. from May 2014 to February 2020, and Imperva, Inc., from August 2011 to March 2016. Mr. Slootman holds undergraduate and graduate degrees in Economics from the Netherlands School of Economics, Erasmus University Rotterdam. Mr. Slootman is qualified to serve on our board of directors because of his management experience and business expertise, including his prior executive-level leadership and experience scaling companies, as well as his past board service at a number of other publicly traded companies.

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MICHAEL L. SPEISER

Michael L. Speiser has served as a member of our board of directors since our inception in July 2012, and as our lead independent director since December 2019. Mr. Speiser also served as our Chief Executive Officer and Chief Financial Officer from August 2012 to June 2014. Since 2008, Mr. Speiser has served as a Managing Director at Sutter Hill Ventures, a venture capital firm. Mr. Speiser previously served on the board of directors of Pure Storage, Inc., ending in 2019, and currently serves on the board of several private companies. Mr. Speiser holds a B.A. in Political Science from the University of Arizona and an M.B.A. from Harvard Business School. Mr. Speiser is qualified to serve on our board of directors because of his leadership and operational experience in the technology industry and knowledge of high-growth companies.

DIRECTORS CONTINUING IN OFFICE UNTIL
THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TERESA BRIGGS

Teresa Briggs has served as a member of our board of directors since December 2019. Ms. Briggs served as Vice Chair & West Region and San Francisco Managing Partner of Deloitte LLP, a global professional services firm, from June 2011 to April 2019, and as Managing Partner, Silicon Valley from June 2006 to June 2011. Ms. Briggs also served on the board of directors of Deloitte USA LLP from January 2016 to March 2019. Ms. Briggs currently serves on the board of directors and the audit committees of ServiceNow, Inc., DocuSign, Inc., and Warby Parker. Ms. Briggs previously served on the board of directors of VG Acquisition Corp. Ms. Briggs also served as an adjunct member of Deloitte’s Center for Board Effectiveness. In 2019, she was a Distinguished Careers Fellow at Stanford University. Ms. Briggs holds a B.S. degree in Accounting from the University of Arizona, Eller College of Management. Ms. Briggs is qualified to serve on our board of directors because of her financial expertise and management experience.

JEREMY BURTON

Jeremy Burton has served as a member of our board of directors since March 2016. Since November 2018, Mr. Burton has served as the Chief Executive Officer of Observe, Inc., an information technology and services company. Prior to Observe, Mr. Burton served as Executive Vice President, Marketing & Corporate Development of Dell Technologies, a worldwide technology company, from September 2016 to April 2018, and in various roles at EMC Corporation, including as President of Products from April 2014 to September 2016 and Executive Vice President and Chief Marketing Officer from March 2010 to March 2014. Mr. Burton holds a B.Eng. (Hons) degree in Information Systems Engineering from the University of Surrey. Mr. Burton is qualified to serve on our board of directors because of his operational and marketing expertise.

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CARL M. ESCHENBACH

Carl M. Eschenbach has served as a member of our board of directors since May 2019. Since April 2016, Mr. Eschenbach has been a managing member at Sequoia Capital Operations, LLC, a venture capital firm. Prior to joining Sequoia Capital, Mr. Eschenbach spent 14 years at VMware, Inc., a global virtual infrastructure software provider, most recently as its President and Chief Operating Officer, a role he held from December 2012 to March 2016. Mr. Eschenbach served as VMware’s Co-President and Chief Operating Officer from April 2012 to December 2012, as Co-President, Customer Operations from January 2011 to April 2012, and as Executive Vice President of Worldwide Field Operations from May 2005 to January 2011. Mr. Eschenbach currently serves on the board of directors of UiPath, Inc., Zoom Video Communications, Inc., Workday, Inc., Palo Alto Networks, Inc., and Aurora Innovation, Inc., as well as several private companies. Mr. Eschenbach holds an Electronics Technician diploma from DeVry University. Mr. Eschenbach is qualified to serve on our board of directors because of his operational and sales experience in the technology industry and knowledge of high-growth companies.

JOHN D. MCMAHON

John D. McMahon has served as a member of our board of directors since September 2013. From April 2008 to September 2011, Mr. McMahon served as Senior Vice President, Worldwide Sales and Services at BMC Software, Inc., a computer software company, after BMC’s acquisition of BladeLogic, Inc., a computer software company, where he served as Chief Operating Officer from August 2005 to April 2008. Prior to BladeLogic, Mr. McMahon was Senior VP-Worldwide Sales at Ariba, Inc. Preceding Ariba, Mr. McMahon served as Executive VP-Worldwide Sales at GeoTel Communications, LLC, which was acquired by Cisco Systems, Inc., and earlier as Executive VP-Worldwide Sales at Parametric Technology Corporation. Mr. McMahon serves on the board of directors of MongoDB, Inc., as well as several private companies. Mr. McMahon holds a B.S.E.E. degree in Electrical Engineering from the New Jersey Institute of Technology. Mr. McMahon is qualified to serve on our board of directors because of his software sales experience.

DIRECTORS CONTINUING IN OFFICE UNTIL
THE 2024 ANNUAL MEETING OF STOCKHOLDERS

BENOIT DAGEVILLE

Benoit Dageville is one of our co-founders and has served as a member of our board of directors since August 2012. Dr. Dageville currently serves as our President of Products, and previously served as our Chief Technology Officer from August 2012 to May 2019. Before our founding, Dr. Dageville served in various engineering roles at Oracle Corporation, a software and technology company, including as Architect in the Manageability Group from January 2002 to July 2012. Dr. Dageville holds B.S., M.S., and Ph.D. degrees in Computer Science from Jussieu University. Dr. Dageville is qualified to serve on our board of directors because of his experience and perspective as one of our co-founders as well as his extensive experience driving product innovation.

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MARK S. GARRETT

Mark S. Garrett has served as a member of our board of directors since April 2018. Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated, a global software company, from February 2007 to April 2018. From June 2004 to February 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, a computer data storage company. Mr. Garrett currently serves on the board of directors of GoDaddy Inc., Cisco Systems, Inc., and NightDragon Acquisition Corp. He previously served on the board of directors of Informatica Corporation, from October 2008 to August 2015, Model N, Inc., from January 2008 to May 2016, and Pure Storage, Inc. from July 2015 to December 2021. Mr. Garrett holds a B.S. degree in Accounting and Marketing from Boston University and an M.B.A. degree from Marist College. Mr. Garrett is qualified to serve on our board of directors because of his financial expertise and management experience.

JAYSHREE V. ULLAL

Jayshree V. Ullal has served on our board of directors since June 2020. Since October 2008, Ms. Ullal has served as President, Chief Executive Officer, and director of Arista Networks, Inc., a cloud networking company. From September 1993 to May 2008, Ms. Ullal served in various positions at Cisco Systems, Inc., a worldwide technology company, with her last position as senior vice president of the data center, switching and services group. Ms. Ullal holds a B.S. degree in Engineering (Electrical) from San Francisco State University and an M.S. degree in Engineering Management from Santa Clara University. She is a 2013 recipient of the Santa Clara University School of Engineering Distinguished Engineering Alumni Award. Ms. Ullal is qualified to serve on our board of directors because of her extensive experience as a senior executive and chief executive officer in the cloud computing industry.

INDEPENDENCE OF OUR BOARD OF DIRECTORS
Our Class A common stock is listed on the New York Stock Exchange (NYSE). Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company's board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has affirmatively determined that each of our directors, other than Mr. Burton, Mr. Slootman, and Dr. Dageville, is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC. In making these affirmative determinations, our board of directors

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considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Transactions with Related Persons.”
BOARD LEADERSHIP
Our nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors as our nominating and governance committee deems appropriate. Our corporate governance guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent members of our board of directors may designate a “lead independent director.”
Currently, our board of directors believes that it is in the best interests of our company and our stockholders for our Chief Executive Officer, Mr. Slootman, to serve as both Chief Executive Officer and Chairman given his knowledge of our company and industry and his strategic vision. Because Mr. Slootman has served and continues to serve in both these roles, and in accordance with our corporate governance guidelines, our board of directors has appointed a lead independent director, Michael L. Speiser. As lead independent director, Mr. Speiser provides leadership to our board of directors if circumstances arise in which the role of Chief Executive Officer and Chairman of our board of directors may be, or may be perceived to be, in conflict, and performs such additional duties as our board of directors may otherwise determine and delegate, including, among other things, (i) presiding at meetings of our board of directors at which the Chairman is not present, (ii) convening meetings of the independent members of our board of directors, and (iii) serving as liaison between our Chairman and our independent directors. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our board of directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for our company. Our board of directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While our full board of directors has overall responsibility for evaluating key business risks, its committees monitor and report to our board of directors on certain risks. Our audit committee monitors our major financial, reporting, and cybersecurity risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, and directly supervises our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking, and also plans for leadership succession. Our nominating and governance committee oversees risks associated with director independence and the composition and organization of our board of directors, monitors the effectiveness of our corporate governance guidelines, and provides general oversight of our other corporate governance policies and practices.
In connection with its reviews of the operations of our business, our full board of directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity risks. Our board of directors appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge. In particular, our board of directors is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, competition risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

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BOARD MEETINGS AND COMMITTEES
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met five times during our last fiscal year. Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The audit committee met seven times during our last fiscal year. The compensation committee met four times during our last fiscal year. The nominating and governance committee met four times during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. We encourage our directors and nominees for director to attend our Annual Meeting. Six of our then-current directors attended our 2021 annual meeting of stockholders.
As required under applicable NYSE listing standards, our non-management directors met four times during our last fiscal year in regularly scheduled executive sessions at which only non-management directors were present. Mr. Speiser, our lead independent director, presided over these executive sessions.
The composition and responsibilities of each of the standing committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

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Audit Committee

MEMBERS: TERESA BRIGGS, KELLY A. KRAMER, AND MARK S. GARRETT (CHAIR)

RESPONSIBILITIES
The principal duties and responsibilities of our audit committee include, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accounting firm, our interim and year-end operating results;
•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•helping to oversee legal and regulatory compliance;
•reviewing our policies on risk assessment and risk management, including information security policies and practices;
•overseeing the organization and performance of our internal audit function;
•establishing our investment policy to govern our cash investment program;
•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

QUALIFICATIONS
Our board of directors has determined that each of our audit committee members satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements, and our board of directors has determined that each of Ms. Briggs, Mr. Garrett, and Ms. Kramer is an “audit committee financial expert” within the meaning of SEC regulations.

Our board of directors has determined that the simultaneous service by Ms. Briggs and Mr. Garrett on the audit committee of more than three public companies does not impair her or his ability to effectively serve on our audit committee. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience, the time commitment associated with service on other audit committees, and other relevant factors. Our audit committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available to stockholders on our website at www.investors.snowflake.com.

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Compensation Committee

MEMBERS: CARL M. ESCHENBACH, JOHN D. MCMAHON, MICHAEL L. SPEISER, AND JAYSHREE V. ULLAL (CHAIR)

RESPONSIBILITIES
The principal duties and responsibilities of our compensation committee include, among other things:
•approving the retention of compensation consultants and outside service providers and advisors to the committee;
•reviewing and approving, or recommending that our board of directors approve, the compensation, individual and corporate performance goals and objectives and other terms of employment of our executive officers, including evaluating the performance of our Chief Executive Officer and, with his assistance, that of our other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our equity and non-equity incentive plans;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•reviewing and evaluating succession plans for our executive officers and making recommendations to our board of directors with respect to the selection of appropriate individuals to succeed these positions;
•preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC;
•reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

QUALIFICATIONS
Our board of directors has determined that each of our compensation committee members is independent under NYSE listing standards. The compensation committee has a compensation subcommittee, consisting of Mr. Eschenbach, Ms. Ullal, and Mr. McMahon, to which our board of directors has delegated the responsibility for approving transactions between us and our officers and directors that are within the scope of Rule 16b-3 promulgated under the Exchange Act.

Each of Mr. Eschenbach, Ms. Ullal, and Mr. McMahon is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
Our compensation committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available to stockholders on our website at www.investors.snowflake.com.

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PROCESSES AND PROCEDURES FOR COMPENSATION DECISIONS
Our compensation committee is primarily responsible for establishing and reviewing our overall compensation strategy. In addition, our compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, and reviews and approves all compensation decisions relating to our executive officers, including our Chief Executive Officer. Our compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself.
In connection with our initial public offering (IPO), our compensation committee adopted an Equity Award Policy, pursuant to which it delegated authority to our Chief Executive Officer, in his capacity as a member of our board of directors, to grant, without any further action required by our board of directors or compensation committee, certain stock options, restricted stock units, and other equity incentive awards to our employees and other service providers who are neither executive officers nor certain other members of management. As part of its oversight function, our compensation committee reviews on a quarterly basis the grants awarded under the Equity Award Policy. The delegation of authority under the Equity Award Policy is not exclusive, and both our board of directors and our compensation committee retain the right to grant equity awards.
Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. For the fiscal year ended January 31, 2022 and for prior fiscal years, our compensation committee retained Compensia, Inc. (Compensia), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our compensation committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and concluded that no conflict of interest exists with respect to the work that Compensia performs for our compensation committee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the compensation committee are currently, or have been at any time, one of our officers or employees, except Michael L. Speiser who served as our Chief Executive Officer and Chief Financial Officer from August 2012 to June 2014. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

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Nominating and Governance Committee

MEMBERS: MARK S. GARRETT, JOHN D. MCMAHON, AND MICHAEL L. SPEISER (CHAIR)

RESPONSIBILITIES
The nominating and governance committee’s responsibilities include, among other things:
•identifying, evaluating, and recommending that our board of directors approve, nominees for election to our board of directors and its committees;
•approving the retention of director search firms;
•evaluating the performance of our board of directors, committees of our board of directors, and of individual directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees; and
•evaluating the adequacy of our corporate governance practices and reporting.

QUALIFICATIONS Our board of directors has determined that each member of the nominating and governance committee is independent under the NYSE listing standards.

Due to Snowflake's commercial relationship with Observe, Inc., of which Mr. Burton is the Chief Executive Officer, Mr. Burton was no longer considered an independent director under NYSE listing standards effective as of February 1, 2022. In August 2021, our board of directors (i) accepted Mr. Burton's resignation as a member of the nominating and governance committee and (ii) appointed Mr. McMahon as a member of the nominating and governance committee.
Our nominating and governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available to stockholders on our website at www.investors.snowflake.com.
NOMINATION TO THE BOARD OF DIRECTORS
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, and the requirements of applicable law. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and amended and restated bylaws, using the same criteria to evaluate all such candidates.
A stockholder that wishes to recommend a candidate for election to the board of directors may send a letter directed to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715. The letter must include, among other things, the candidate's name, business and residence address, biographical data, and the number of Snowflake shares held by the nominee. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our board of directors is set forth in our amended and restated bylaws and corporate governance guidelines.
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the nominating and governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

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DIRECTOR QUALIFICATIONS
In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and NYSE listing requirements and the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance guidelines, and charters of the board committees, our board of directors will consider the following factors in considering director candidates: (i) relevant expertise to offer advice and guidance to management, (ii) sufficient time to devote to Snowflake’s affairs, (iii) excellence in his or her field, (iv) the ability to exercise sound business judgment, (v) diversity of background and experience, and (vi) commitment to rigorously represent the long-term interests of Snowflake’s stockholders.
When considering nominees, our board of directors and nominating and governance committee may take into consideration other factors including, but not limited to, the current composition of our board of directors, Snowflake’s current operating requirements, the candidates’ character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, and potential conflicts of interest, the candidates’ other commitments, and the long-term interests of our stockholders. Our board of directors and nominating and governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715. In accordance with our corporate governance guidelines, our General Counsel or legal department, in consultation with appropriate directors as deemed necessary by the General Counsel, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the chairperson of the board of directors or the lead independent director.
CORPORATE GOVERNANCE GUIDELINES
Our board of directors has adopted corporate governance guidelines to ensure that our board of directors has the necessary practices in place to review and evaluate Snowflake’s business operations and make decisions that are independent of our management. The corporate governance guidelines set forth the practices our board of directors follows with respect to board composition and selection, board meetings and involvement of senior management, executive officer performance evaluation and succession planning, board compensation, director education, and conflicts of interest. The corporate governance guidelines, as well as the charters for each committee of our board of directors, are posted on our website at www.investors.snowflake.com.
GLOBAL CODE OF CONDUCT AND ETHICS
We have adopted a Global Code of Conduct and Ethics that applies to all our employees, officers, contractors, and directors, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of our Global Code of Conduct and Ethics is posted on our website at www.investors.snowflake.com. We intend to disclose on our website any future amendments of our Global Code of Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Global Code of Conduct and Ethics. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement, and you should not consider information on our website to be part of this Proxy Statement.

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PROHIBITION ON HEDGING, SHORT SALES, AND PLEDGING
Our board of directors has adopted an insider trading policy that applies to all of our employees, officers, contractors, and directors. This policy prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan.

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DIRECTOR
COMPENSATION

The following table presents information regarding compensation earned by or paid to our directors for the fiscal year ended January 31, 2022, other than Frank Slootman, our Chief Executive Officer and Chairman, and Benoit Dageville, our President of Products, each of whom is also a member of our board of directors but did not receive any additional compensation for service as a director. The compensation of Mr. Slootman and Dr. Dageville as named executive officers is set forth below under “Executive Compensation—Fiscal Year 2022 Summary Compensation.”

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)(2)

Teresa Briggs	40,000	306,367	346,367
Jeremy Burton	32,261	306,367	338,628
Carl M. Eschenbach	36,000	306,367	342,367
Mark S. Garrett	54,000	306,367	360,367
Kelly A. Kramer	40,000	306,367	346,367
John D. McMahon	37,739	306,367	344,106
Michael L. Speiser	58,500	306,367	364,867
Jayshree V. Ullal	43,500	306,367	349,867
(1)The amounts reported represent the aggregate grant date fair value of the Restricted Stock Units (RSUs) awarded under our 2020 Equity Incentive Plan (2020 Plan) to our non-employee directors in accordance with our non-employee director compensation policy, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.
(2)The following table presents the aggregate number of shares of our common stock underlying outstanding stock options and RSUs held by our non-employee directors as of January 31, 2022:

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NAME	NUMBER OF SHARES UNDERLYING STOCK OPTIONS (#)	NUMBER OF SHARES UNDERLYING RSUs (#)

Teresa Briggs	30,000(1)	1,224
Jeremy Burton	36,459	1,224
Carl M. Eschenbach	—	1,224
Mark S. Garrett	567,000	1,224
Kelly A. Kramer	50,000	1,224
John D. McMahon	560,296	1,224
Michael L. Speiser	—	1,224
Jayshree V. Ullal	50,000	1,224
(1)Held by The Teresa Briggs Trust, of which Ms. Briggs is a trustee.

NON-EMPLOYEE DIRECTOR COMPENSATION
We have adopted a Non-Employee Director Compensation Policy, pursuant to which our non-employee directors receive the following compensation.
EQUITY COMPENSATION
Each new non-employee director who joins our board of directors will automatically receive an RSU award for common stock having a value of $500,000 based on the average fair market value of the underlying common stock for the 20 trading days prior to and ending on the date of grant (Initial RSU Award). Each Initial RSU Award will vest over three years, with one-third of the Initial RSU Award vesting on the first, second, and third anniversary of the date of grant. Subject to any limitations provided in the 2020 Plan, our board of directors may (i) increase the value of the Initial RSU Award as it deems necessary or appropriate in order to attract a new non-employee director, and/or (ii) grant an equity award under the 2020 Plan that is in addition to the Initial RSU Award to a non-employee director on appointment, subject to the terms the board of directors deems appropriate.
On the date of each annual meeting of our stockholders, each person who is then a non-employee director will automatically receive an RSU award for common stock having a value of $300,000 based on the average fair market value of the underlying common stock for the 20 trading days prior to and ending on the date of grant (Annual RSU Award); provided, that, for a non-employee director who was appointed to the board less than 365 days prior to the annual meeting of our stockholders, the $300,000 will be pro-rated based on the number of days from the date of appointment until such annual meeting. Each Annual RSU Award will vest on the earlier of (i) the date of the following year’s annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of grant.

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All outstanding awards held by each non-employee director who is in service as of immediately prior to a “Corporate Transaction” (as defined in the Non-Employee Director Compensation Policy) will become fully vested as of immediately prior to the closing of such Corporate Transaction.
CASH COMPENSATION
In addition, each non-employee director is entitled to receive the following cash compensation for services on our board of directors and its committees as follows:
•$30,000 (increased to $33,000 effective May 1, 2022) annual cash retainer for service as a board member and an additional annual cash retainer of $15,000 (increased to $20,000 effective May 1, 2022) for service as lead independent director of our board of directors, if any;
•$10,000 annual cash retainer for service as a member of the audit committee and $20,000 (increased to $21,000 effective May 1, 2022) annual cash retainer for service as chair of the audit committee (in lieu of the committee member service retainer);
•$6,000 annual cash retainer for service as a member of the compensation committee and $13,500 (increased to $15,000 effective May 1, 2022) annual cash retainer for service as chair of the compensation committee (in lieu of the committee member service retainer); and
•$4,000 annual cash retainer for service as a member of the nominating and governance committee and $7,500 (increased to $9,000 effective May 1, 2022) annual cash retainer for service as chair of the nominating and governance committee (in lieu of the committee member service retainer).
The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial quarters.
EXPENSES
We will reimburse each eligible non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at meetings of our board of directors and any committee of the board. Our directors are also encouraged and provided with opportunities to participate in educational programs that would assist them in discharging their duties as a member of our board of directors. Pursuant to our corporate governance guidelines, we will reimburse each of our non-employee directors up to $10,000 each fiscal year in connection with their participation in such programs.
STOCK OWNERSHIP GUIDELINES
In an effort to align our directors’ and executive officers’ interests with those of our stockholders, we have adopted stock ownership guidelines. Within five years of becoming subject to the guidelines, our non-employee directors are expected to hold Snowflake stock valued at not less than five times their total annual cash retainer for board and committee service. Within five years of becoming subject to the guidelines, our executive officers are expected to hold Snowflake stock valued at not less than a multiple of their annual base salaries, consisting of five times annual base salary for our Chief Executive Officer and Chief Financial Officer, and two times annual base salary for our other executive officers. Stock ownership for purposes of the stock ownership guidelines include the following: (i) shares of stock owned directly, (ii) shares underlying vested, “in-the-money” stock options to purchase shares of common stock, and (iii) shares of common stock beneficially owned indirectly. Stock ownership will not include shares underlying unvested stock options, restricted stock units, or unvested shares of common stock issued upon early exercise of stock options.

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PROPOSAL
ONE
Election of Directors

Our board of directors currently consists of ten members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Our directors are divided into the three classes as follows:
•the Class I directors are Benoit Dageville, Mark S. Garrett, and Jayshree V. Ullal, whose terms will expire at the annual meeting of stockholders to be held in 2024;
•the Class II directors are Kelly A. Kramer, Frank Slootman, and Michael L. Speiser, whose terms will expire at the upcoming Annual Meeting; and
•the Class III directors are Teresa Briggs, Jeremy Burton, Carl M. Eschenbach, and John D. McMahon, whose terms will expire at the annual meeting of stockholders to be held in 2023.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Snowflake.
Each of Ms. Kramer, Mr. Slootman, and Mr. Speiser is currently a member of our board of directors, and, at the recommendation of our nominating and governance committee, has been nominated for reelection to serve as a Class II director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2025 and until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE

70% 7 of our 10 Directors are Independent

Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our board of directors.

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PROPOSAL
TWO
Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, at least once every six years, we must provide our stockholders with the opportunity to indicate their preference regarding how frequently we provide our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as a whole (Say-on-Pay). Accordingly, we are asking our stockholders to indicate whether they would prefer this advisory vote every one year, two years, or three years. Alternatively, stockholders may abstain from casting a vote.
After considering the benefits and consequences of each frequency, our board of directors recommends that the Say-on-Pay vote be submitted to stockholders every year. In formulating its recommendation, our board of directors considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies, and practices.
Approving the frequency of future Say-on-Pay votes requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon. However, if no option receives a majority of votes cast in person or by proxy, the option among one year, two years, or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” each of the proposed voting frequencies. Broker non-votes will have no effect on the outcome of this proposal.
While our board of directors believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every year, two years, or three years.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR”

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PROPOSAL
THREE
Ratification of Independent
Registered Public Accounting Firm

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2023, and has further directed that management submit the selection of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2019. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the audit committee of our board of directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee of our board of directors will review its future selection of PwC as our independent registered public accounting firm. Even if the selection is ratified, the audit committee of our board of directors may, in its sole discretion, direct the appointment of different independent auditors at any time during the fiscal year if they determine that such a change would be in the best interests of Snowflake and its stockholders.
The affirmative “FOR” vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon will be required to ratify the selection of PwC. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to us by PwC for the periods set forth below.

	FISCAL YEAR ENDED JANUARY 31,

	2022	2021
	(IN THOUSANDS) ($)

Audit Fees(1)	3,758	4,329
Audit-Related Fees(2)	654	468
Tax Fees(3)	258	250
All Other Fees(4)	10	3
Total Fees	4,680	5,050
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements. For the fiscal year ended January 31, 2021, this category also included fees for services provided in connection with our initial public offering.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for service organization control audits under Statement on Standards for Attestation Engagements No.18, fees for services provided in connection with preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and fees for HITRUST certification and readiness assessment.
(3)Tax fees consist of fees for transfer pricing services and consultation on tax matters.
(4)All other fees consist of software subscription fees.
PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor. Pre-approval will be given either as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
All of the services relating to the fees described in the table above were pre-approved by our audit committee in accordance with our audit committee’s pre-approval policies and procedures.

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REPORT OF THE
AUDIT COMMITTEE
of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2022 with our management. The audit committee has also reviewed and discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) and the SEC. The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and filed with the SEC.
Members of the Audit Committee
Mark S. Garrett, Chair
Teresa Briggs
Kelly A. Kramer

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of Snowflake under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE
OFFICERS
The following table presents information for our executive officers as of April 30, 2022:

NAME	AGE	TITLE

Frank Slootman	63	Chief Executive Officer and Chairman
Michael P. Scarpelli	55	Chief Financial Officer
Benoit Dageville	55	President of Products and Director
Christopher W. Degnan	47	Chief Revenue Officer
Biographical information for Frank Slootman and Benoit Dageville is included above with the director biographies in the section titled “Information Regarding the Board of Directors and Corporate Governance.”

MICHAEL P. SCARPELLI

Michael P. Scarpelli has served as our Chief Financial Officer since August 2019. Before joining us, Mr. Scarpelli served as Chief Financial Officer of ServiceNow, Inc. from August 2011 to August 2019. From July 2009 to August 2011, Mr. Scarpelli served as Senior Vice President of Finance and Business Operations of the Backup Recovery Systems Division at EMC Corporation. From September 2006 until its acquisition by EMC in July 2009, Mr. Scarpelli served as Chief Financial Officer of Data Domain Corporation. Mr. Scarpelli previously served as a member of the board of directors of Nutanix, Inc. from December 2013 to June 2020. Mr. Scarpelli holds a B.A. degree in Economics from the University of Western Ontario.

CHRISTOPHER W. DEGNAN

Christopher W. Degnan has served as our Chief Revenue Officer since August 2018, and previously served as our VP of Sales from July 2014 to August 2018, and as our Director, Sales from November 2013 to July 2014. Before joining us, Mr. Degnan served as AVP of the West at EMC Corporation from July 2013 to November 2013. From July 2012 until its acquisition by EMC in July 2013, Mr. Degnan served as VP Western Region at Aveksa, Inc., an identity and access management software company. From April 2004 to July 2012, Mr. Degnan served in various sales positions at EMC, including as District Sales Manager from June 2008 to July 2012. Mr. Degnan holds a B.A. degree in Human Resources from the University of Delaware.

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EXECUTIVE
COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
This Compensation Discussion and Analysis provides information regarding the compensation program for our principal executive officer, our principal financial officer, and each of our two other executive officers (collectively, our named executive officers) during the fiscal year ended January 31, 2022 (fiscal year 2022). It also describes the material elements of our fiscal year 2022 executive compensation program, provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, and analyzes how and why our compensation committee arrived at specific compensation decisions.
Our named executive officers for fiscal year 2022 were:

NAMED EXECUTIVE OFFICER	TITLE

Frank Slootman	Chief Executive Officer and Chairman
Michael P. Scarpelli	Chief Financial Officer
Benoit Dageville	President of Products and Director
Christopher W. Degnan	Chief Revenue Officer
EXECUTIVE SUMMARY
Who We Are
We believe in a data connected world where organizations have seamless access to explore, share, and unlock the value of data. To realize this vision, we deliver the Data Cloud, a network where Snowflake customers, partners, data providers, and data consumers can break down data silos and derive value from rapidly growing data sets in secure, governed, and compliant ways.
Our platform is the innovative technology that powers the Data Cloud, enabling customers to consolidate data into a single source of truth to drive meaningful business insights, build data-driven applications, and share data. We provide our platform through a customer-centric, consumption-based business model, only charging customers for the resources they use.
Snowflake solves the decades-old problem of data silos and data governance. Leveraging the elasticity and performance of the public cloud, our platform enables customers to unify and query data to support a wide variety of use cases. It also provides frictionless and governed data access so users can securely share data inside and outside of their organizations, generally without copying or moving the underlying data. As a result, customers can blend existing data with new data for broader context, augment data science efforts, and create new monetization streams. Delivered as a service, our platform requires near-zero maintenance, enabling customers to focus on deriving value from their data rather than managing infrastructure.

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Fiscal Year 2022
Business Highlights (as of January 31, 2022):

PRODUCT REVENUE $1.1 B Annual product revenue of $1.1 billion, representing a year over year increase of 106%.	CASH FLOW $110.2 M GAAP net cash provided by operating activities of $110.2 million for fiscal year 2022, and non-GAAP free cash flow(1) of $81.2 million for fiscal year 2022.

TOTAL CUSTOMERS 5,961 5,961 total customers(1).	$1M CUSTOMERS 184 184 customers with trailing 12-month product revenue greater than $1 million(1).	ENTERPRISE MOMENTUM 490 490 Forbes Global 2000 customers(2).

REMAINING PERFORMANCE OBLIGATIONS(1) $2.6 B $2.6 billion in remaining performance obligations, representing a year over year increase of 99%.		NET REVENUE RETENTION RATE(1) 177% Our net revenue retention rate reached 177% driven by continued growth from our largest customers.

(1)See our earnings press release for the fiscal quarter ended April 30, 2022 filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on May 25, 2022 for definitions of remaining performance obligations, net revenue retention rate, non-GAAP free cash flow, total customers, and customers with trailing 12-month product revenue greater than $1 million.
(2)Based on the 2021 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the Global 2000 list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers.

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (GAAP), we provide investors with certain non-GAAP financial measures, including non-GAAP free cash flow, non-GAAP product gross margin, and non-GAAP operating margin. For an explanation of these non-GAAP measures and a full reconciliation to the most directly comparable financial measure stated in accordance with GAAP, please see our earnings press release for the fiscal quarter and full fiscal year ended January 31, 2022 filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 2, 2022.

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Fiscal Year 2022 Executive Compensation Highlights
Our compensation committee made the following named executive officer compensation decisions for fiscal year 2022:
•Base Salary: Our compensation committee did not increase base salaries for any of our named executive officers.
•Performance-Based Cash Bonus: Our compensation committee did not increase target incentive bonus opportunities for any of our named executive officers.
•Long-Term Equity Awards: While we grant long-term incentive compensation opportunities in the form of equity awards to our named executive officers from time to time, we did not grant any equity awards to our named executive officers in fiscal year 2022.
EXECUTIVE COMPENSATION OBJECTIVES, POLICIES, AND PRACTICES
We design our executive compensation program to achieve the following objectives:
•Attract, incentivize, retain, and reward top quality executive management;
•Demand and reward the achievement of aggressive key performance measures;
•Discourage excessive risk taking; and
•Ensure that executive compensation is meaningfully related to the creation of long-term stockholder value.
Our compensation committee closely considers our compensation philosophy and objectives as well as corporate performance, including the significant corporate achievements described above, when making executive compensation decisions. The important features of our executive compensation program include:

WHAT WE DO	WHAT WE DON’T DO

Our compensation committee consists solely of independent members of our board of directors.	We prohibit hedging and pledging of Snowflake stock.

Our compensation committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.	We do not provide special executive welfare, health benefits, or retirement plans not available to our employees generally.

Quarterly performance-based cash bonus opportunities for all of our named executive officers are dependent upon our achievement of pre-established corporate objectives.	Our compensation committee does not guarantee executive salary increases, bonuses, or equity awards.

Our compensation committee conducts an annual review of our compensation strategy and its risks.	We do not provide our executive officers with any excise tax gross-ups.

We maintain stock ownership guidelines for our named executive officers and directors (5x base salary for CEO and CFO; 2x base salary for other named executive officers).	We do not provide our executive officers with any material perquisites.

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Elements of our Fiscal Year 2022 Compensation Program
The compensation program for our named executive officers in fiscal year 2022 consisted of a mix of fixed and variable compensation in order to align compensation with both short- and long-term stockholder value creation.

ELEMENT	OBJECTIVES	KEY FEATURES

Base Salary	Provide financial stability and security through a fixed amount of cash for performing job responsibilities.	Reviewed annually and determined by our compensation committee based on a number of factors (including company and individual performance) and by reference, in part, to market data obtained from our independent third-party compensation consultant.

Quarterly Performance-Based Cash Bonus	Motivate our executive officers to achieve, and reward them for achieving, our key business objectives. Align management and stockholder interests by linking pay to performance.
Bonus opportunities are dependent upon achievement of specific, objective corporate performance metrics that are consistent with our long-term strategic plan.
Metrics are reviewed annually and metric targets are established quarterly by our compensation committee.

Long-Term Equity Incentive
 Focus our executive officers on, and reward for, long-term company performance.
Align management and stockholder interests by linking pay to performance.
 Attract highly-qualified executives and encourage their continued employment over the long-term.

 Equity opportunities are generally reviewed annually.
Individual awards are determined based on a number of factors, including current corporate and individual performance and market data obtained from our independent third-party compensation consultant.

We focus on providing a competitive compensation package to each of our named executive officers that provides significant short-term and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of incentives to maximize stockholder value.
We do not have a formal policy for allocating compensation among salary, performance incentive awards, and equity grants, among short-term and long-term compensation components, or among cash and non-cash compensation. Instead, our compensation committee uses its judgment, along with market data obtained from our independent third-party compensation consultant, to establish a total compensation program for each named executive officer that is a mix of current, short-term, and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives.
COMPENSATION-SETTING PROCESS
Role of Our Compensation Committee and Our Board of Directors
Our compensation committee is appointed by the board of directors to assist with the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans, and programs, with the goal of attracting, incentivizing, retaining, and rewarding top quality executive management and achieving corporate results. The compensation committee is responsible for reviewing and determining all compensation paid to our executive officers, including our named executive officers, and also for reviewing our compensation practices and policies as they relate to risk management and risk-taking incentives. Our compensation committee consists solely of independent members of the board of directors.

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Our compensation committee is primarily responsible for establishing and reviewing our general compensation philosophy and objectives. The committee meets periodically throughout the year to, among other responsibilities, manage and evaluate our executive compensation program, and generally determine the principal components of compensation (base salary, performance incentive, and equity awards) for our named executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions, or other special circumstances as our compensation committee determines appropriate. Our board of directors has delegated the responsibility for approving transactions between Snowflake and its officers and directors that are within the scope of Rule 16b-3 promulgated under the Exchange Act to a compensation subcommittee, comprised of a subset of members of our compensation committee. Our compensation committee does not otherwise delegate its authority to approve executive officer compensation.
Role of Management
Our compensation committee works with and receives information and input from management, including from our Chief Executive Officer and from our legal, finance, and human resources departments, and considers such information in determining the structure and amount of compensation to be paid to our named executive officers. Our Chief Executive Officer provides our compensation committee with executive officer performance assessments, as well as management’s recommendations regarding executive officer compensation decisions affecting base salaries, performance incentives, equity compensation, and other compensation-related matters. However, our compensation committee retains the final authority to make all compensation decisions relating to our executive officers.
Role of Compensation Consultant
Our compensation committee has the sole authority to appoint, select, retain, and terminate compensation consultants to assist in its evaluation of executive compensation. The committee also has the sole responsibility for overseeing the work of any such compensation consultant.
Our compensation committee retained Compensia, Inc. (Compensia) as its independent compensation consultant for fiscal year 2022 and for prior fiscal years. Compensia’s engagement included:
•Compiling and updating (as needed) a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices, and considering different compensation programs;
•Conducting market research and analysis to assist our compensation committee in developing executive compensation levels, including appropriate salaries, target bonus amounts, and equity awards for members of management, including our named executive officers; and
•Conducting a review of our director compensation policies and practices.
The compensation committee has analyzed whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with guidelines set by the Securities and Exchange Commission (SEC). Based on its analysis, the compensation committee determined that the work of Compensia, and the individual compensation advisors employed by Compensia, does not create any conflict of interest under SEC rules and applicable stock exchange listing standards.
Use of Competitive Market Compensation Data
Our compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies and companies with which we compete for top talent. To this end, our compensation committee directed Compensia to develop a proposed peer group list of the publicly-traded companies to be used in connection with assessing our compensation practices.

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Compensia undertook a detailed review of the pool of U.S.-based publicly-traded companies, taking into consideration our industry sector, the size of such companies (based on revenues and market capitalization) relative to our size and growth rate, and the following additional factors:
•The comparability of the company’s business model;
•The comparability of the company’s primary sales channels;
•The company’s products and/or business services focus;
•The comparability of the company’s operating history;
•The comparability of the company’s organizational complexities and growth attributes;
•The stage of the company’s maturity curve (which increases its likelihood of attracting the type of executive talent for whom we compete); and
•The comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).
Following this review, Compensia recommended to our compensation committee the following primary peer group, consisting of 18 publicly-traded companies, which our compensation committee subsequently approved. The selected companies had, at the time of approval, revenues ranging from $271 million to $2,368 million and market capitalizations ranging from $6,172 million to $45,668 million. The companies comprising this compensation peer group were as follows:

Alteryx	Crowdstrike Holdings	Okta	Twilio
Anaplan	Datadog	Slack Technologies	Zoom Video Communications
Avalara	DocuSign	Smartsheet	Zscaler
Cloudflare	Elastic N.V.	Splunk
Coupa Software	MongoDB	The Trade Desk

Compensia also developed for our compensation committee a set of additional reference peers, reflecting companies with which we directly compete for talent. This set of reference peers included Alphabet, Amazon.com, Microsoft, Palo Alto Networks, ServiceNow, and Workday.
In determining executive compensation for fiscal year 2022 and the fiscal year ended January 31, 2021 (fiscal year 2021), our compensation committee reviewed data from both the above-listed primary peer group and the set of reference peers. Our compensation committee reviews our peer group at least annually and makes adjustments to its composition, if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

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Factors Used in Determining Executive Compensation
Our compensation committee sets the compensation of our named executive officers at levels determined to be competitive and appropriate for each named executive officer. Compensation decisions are not made by use of a formulaic approach or benchmark; our compensation committee believes that executive compensation decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the compensation committee generally takes into consideration the following factors:
•Company and individual performance;
•Existing business needs and criticality for future business needs;
•Scope of job function and skill set;
•Relative pay among our named executive officers;
•Need to attract new talent and retain existing talent in a highly-competitive industry;
•Value of existing equity holdings, including the potential value of unvested equity awards;
•Market data reference points, as described above under “Use of Competitive Market Compensation Data”; and
•Recommendations from Compensia and our Chief Executive Officer.
FISCAL YEAR 2022 EXECUTIVE COMPENSATION PROGRAM
Base Salary
The annual base salaries of each of our named executive officers for fiscal year 2022 are listed below:

NAMED EXECUTIVE OFFICER	FISCAL YEAR 2022 BASE SALARY ($)	PERCENTAGE ADJUSTMENT FROM FISCAL YEAR 2021 (%)

Frank Slootman	375,000	—
Michael P. Scarpelli	300,000	—
Benoit Dageville	300,000	—
Christopher W. Degnan	300,000	—
Base salary represents the fixed portion of the compensation of our named executive officers and is an important element of compensation intended to attract and retain highly-talented individuals. In March 2021, our compensation committee reviewed the base salaries of each of our named executive officers, taking into consideration the success of our IPO, the executive compensation review that was done leading up to the IPO, and the recommendations of our Chief Executive Officer, as well as the other factors described above. Following this review, our compensation committee decided to keep the base salary for each of our named executive officers unchanged as compared to fiscal year 2021.
Performance-Based Cash Bonus and Target Amounts
We have adopted a Cash Incentive Bonus Plan for our named executive officers and other eligible employees. Each named executive officer is eligible to receive quarterly cash bonuses based on the achievement of certain performance goals, as determined in the sole discretion of our compensation committee. Our compensation committee believes that this plan’s performance metrics contribute to driving long-term stockholder value, play an important role in influencing management performance, and help attract, motivate, and retain our named executive officers and other employees.

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For fiscal year 2022, the target bonus opportunity for each of our named executive officers was a percentage of such officer’s base salary as follows:

NAMED EXECUTIVE OFFICER	TARGET ANNUAL INCENTIVE (AS A % OF BASE SALARY)	PERCENTAGE ADJUSTMENT FROM FISCAL YEAR 2021 (%)

Frank Slootman	100	—
Michael P. Scarpelli	100	—
Benoit Dageville	33.33	—
Christopher W. Degnan	100	—
In March 2021, our compensation committee reviewed the target bonus opportunity of each of our named executive officers, taking into consideration the success of our IPO, the executive compensation review that was done leading up to the IPO, and the recommendations of our Chief Executive Officer, as well as the other factors described above. Following this review, our compensation committee decided to keep the target bonus opportunity for each of our named executive officers unchanged as compared to fiscal year 2021.
Corporate Performance Goals
Under the Cash Incentive Bonus Plan, our compensation committee established a bonus pool that may be funded quarterly based on achievement of certain pre-established corporate performance goals. To measure performance for the purposes of calculating bonus pool funding for fiscal year 2022, our compensation committee, taking into consideration the recommendations of management, selected quarterly product revenue as the key metric. This decision was made in March 2021. Bonus pool funding based on product revenue achievement for fiscal year 2022 was as follows:
•If quarterly achievement did not meet at least 85% of the pre-established target, the bonus pool for named executive officers would not be funded.
•At 85% achievement, the bonus pool would be funded at 85%.
•For achievement between 85% and 100%, bonus pool funding would increase linearly, with each additional one percent of achievement equaling one percent of funding.
For bonus pool funding over 100%, our compensation committee, taking into consideration the recommendation of management, selected three “gate” metrics in March 2021. Each of these metrics must be met for the bonus pool to be funded in excess of 100%. If product revenue achievement was over 100%, and achievement of each of the gate metrics was at least 100%, then funding of the bonus pool would increase by 3.33% for each additional one percent of product revenue achievement over 100%, with total bonus pool funding capped at 110% for each fiscal quarter. While funding of the bonus pool was capped at 110%, there was no limit on individual quarterly bonus payouts. A description of each performance metric under the Cash Incentive Bonus Plan for fiscal year 2022 is below:

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METRIC	WHAT IT IS	WHY IT'S IMPORTANT

Product Revenue	Product revenue calculated in accordance with GAAP, as publicly reported in our quarterly earnings reports.	Because we recognize product revenue based on platform consumption, product revenue is a key indicator of customer satisfaction and the value derived from our platform.

GATE METRICS

Non-GAAP Product Gross Margin	Non-GAAP product gross margin, as publicly reported in our quarterly earnings reports.	Non-GAAP product gross margin aligns bonus opportunity with long-term financial achievement, acting as a counterbalance to quarterly product revenue growth by creating incentives to balance costs and growth.

Non-GAAP Operating Margin	Non-GAAP operating margin, as publicly reported in our quarterly earnings reports.	Non-GAAP operating margin aligns bonus opportunity with objective indications of profitability, acting as another counterbalance to quarterly product revenue growth.

Quarter over Quarter Stable Edges Growth	An “edge” is a data share between a Snowflake customer and a data provider. A “stable edge” is an edge that has produced at least 20 transactions in which compute resources are consumed and such consumption results in recognized product revenue over two successive three-week periods (with at least 20 transactions in each period).
Growth in stable edges is a strong indicator of the strength and expansion of data relationships in the Data Cloud, which we believe is a good measure of our progress toward achieving our long-term product vision.

Corporate Performance Goals - Targets and Attainment
Target achievement levels for each of the corporate performance metrics under our Cash Incentive Bonus Plan are set by our compensation committee near the start of each fiscal quarter. For example, target achievement levels for the quarter ended April 30, 2021 were set by our compensation committee in early March 2021. The table below indicates whether we attained our target achievement levels for our corporate performance metrics in each quarter of fiscal year 2022. For product revenue, we treat 100% as the target achievement level. We are not disclosing actual quarterly target achievement levels or actual quarterly attainment for any of our performance metrics as these amounts represent confidential financial information, the disclosure of which would result in competitive harm. Target achievement levels were set by our compensation committee in such a manner as to be challenging to attain.

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PERFORMANCE METRIC	Q1FY22 ATTAINMENT	Q2FY22 ATTAINMENT	Q3FY22 ATTAINMENT	Q4FY22 ATTAINMENT

Product Revenue	Target Exceeded	Target Exceeded	Target Exceeded	Target Not Met

GATE METRICS

Non-GAAP Product Gross Margin Gate	Target Met	Target Met	Target Met	N/A*
Non-GAAP Operating Margin Gate	Target Met	Target Met	Target Met	N/A*
Quarter over Quarter Stable Edges Growth Gate	Target Met	Target Not Met	Target Met	N/A*
* Because we did not attain 100% of the product revenue target for the fourth quarter of fiscal year 2022, attainment of the gate metrics is not applicable.
We funded the bonus pool for our named executive officers at approximately 104.5% for fiscal year 2022, which is an average funding percentage based on actual quarterly attainment of each performance metric and quarterly funding of the bonus pool based on that attainment.
Our compensation committee awarded the following total cash bonuses under the Cash Incentive Bonus Plan to each of our named executive officers in fiscal year 2022:

NAMED EXECUTIVE OFFICER	TOTAL CASH BONUS ($)(1)

Frank Slootman	391,969
Michael P. Scarpelli	313,575
Benoit Dageville	104,525
Christopher W. Degnan	313,575
(1)In consideration of the Company’s performance in the fiscal quarter ended July 31, 2021, including its over-attainment of the quarterly product revenue target and the extraordinary efforts of our named executive officers, our compensation committee decided to award each of our named executive officers an additional cash bonus under the Cash Incentive Bonus Plan not reflected herein. See the section titled “Executive Compensation—Fiscal Year 2022 Summary Compensation” for more information.
Long-Term Equity Incentive Awards
We view long-term incentive compensation in the form of equity awards as a critical component of our executive compensation program. The realized value of these equity awards is directly impacted by the price of our common stock and, therefore, these awards are an incentive for our named executive officers to create long-term value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Noting the potential value and remaining vesting of the long-term equity incentive awards granted to our named executive officers in prior years, our compensation committee determined that such awards were sufficient to incentivize our named executive officers to

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increase the value of our common stock and create sustainable long-term value for our stockholders. Accordingly, none of our named executive officers received equity grants in fiscal year 2022. See the section titled “Executive Compensation—Outstanding Equity Awards at January 31, 2022” for more information.
OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Offer Letters
We have entered into offer letters with Mr. Slootman, Mr. Scarpelli, Dr. Dageville, and Mr. Degnan, the terms of which are described below. Each of our executive officers has also executed our standard form of proprietary information and invention assignment agreement.
FRANK SLOOTMAN
In April 2019, we entered into an offer letter with Frank Slootman to serve as our Chief Executive Officer. The offer letter has no specific term and provides for at-will employment. Under Mr. Slootman’s offer letter, if Mr. Slootman’s employment is terminated without cause (as defined in the offer letter) or he terminates his employment for good reason (as defined in the offer letter), and such separation is not a result of Mr. Slootman’s death or disability, Mr. Slootman is entitled to a lump sum payment equal to three months of his base salary, provided that he signs and allows to become effective a general release of all claims. Upon a change in control (as defined in the 2012 Equity Incentive Plan (2012 Plan)), all unvested shares subject to his outstanding equity awards with a time-based vesting schedule shall vest in full. If more favorable than the corresponding benefits provided under his offer letter, Mr. Slootman will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
MICHAEL P. SCARPELLI
In April 2019, we entered into an offer letter with Michael P. Scarpelli to serve as our Chief Financial Officer. The offer letter has no specific term and provides for at-will employment. Under the terms of his offer letter, Mr. Scarpelli also purchased 762,112 shares of our Series F convertible preferred stock at a price per share of $14.96125, for an aggregate purchase price of $11.4 million. In addition, under Mr. Scarpelli’s offer letter, if Mr. Scarpelli’s employment is terminated without cause (as defined in the offer letter) or he terminates his employment for good reason (as defined in the offer letter), and such separation is not a result of Mr. Scarpelli’s death or disability, Mr. Scarpelli is entitled to a lump sum payment equal to three months of his base salary, provided that he signs and allows to become effective a general release of all claims. Upon a change in control (as defined in the 2012 Plan), all unvested shares subject to his outstanding equity awards with a time-based vesting schedule shall vest in full. If more favorable than the corresponding benefits provided under his offer letter, Mr. Scarpelli will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
BENOIT DAGEVILLE
In August 2020, we entered into a confirmatory offer letter with Benoit Dageville to serve as our President of Products. The confirmatory offer letter has no specific term and provides for at-will employment. In addition, under the terms of Dr. Dageville’s pre-IPO stock options, if, during the period beginning three months prior to a change in control (as defined in the 2012 Plan) and ending eighteen months after a change in control, Dr. Dageville’s employment is terminated without cause (as defined in the 2012 Plan) or he terminates his employment for good reason (as defined in the agreements underlying his stock options), and such separation is not a result of Dr. Dageville’s death or disability, then all of the unvested shares subject to each option shall accelerate and immediately vest, provided that Dr. Dageville signs and allows to become effective a general release of all claims. If more favorable than the corresponding benefits provided under the terms of his stock options, Dr. Dageville will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.

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CHRISTOPHER W. DEGNAN
In August 2020, we entered into a confirmatory offer letter with Christopher W. Degnan to serve as our Chief Revenue Officer. The confirmatory offer letter has no specific term and provides for at-will employment. In addition, under the terms of Mr. Degnan’s pre-IPO stock options, if, during the period beginning three months prior to a change in control (as defined in the 2012 Plan) and ending eighteen months after a change in control, Mr. Degnan’s employment with us is terminated without cause (as defined in the agreements underlying his stock options) or he terminates his employment for good reason (as defined in the agreements underlying his stock options), and such separation is not a result of Mr. Degnan’s death or disability, then all of the unvested shares subject to each option shall accelerate and immediately vest, provided that Mr. Degnan signs and allows to become effective a general release of all claims. If more favorable than the corresponding benefits provided under the terms of his stock options, Mr. Degnan will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
Welfare and Health Benefits
In addition, we provide other benefits to our named executive officers on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our named executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits for our named executive officers will be approved and subject to periodic review by our compensation committee.
ESPP
We offer our employees, including our named executive officers, the opportunity to purchase shares of our common stock at a discount under our 2020 Employee Stock Purchase Plan (ESPP). Pursuant to the ESPP, all eligible employees, including our named executive officers, may allocate up to 15% of their earnings (as defined in the ESPP) during a six-month period to purchase our common stock at a 15% discount to the market price, subject to specified limits.
Nonqualified Deferred Compensation
During fiscal year 2022, our U.S. employees, including our named executive officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer compensation up to certain limits imposed by the Internal Revenue Code of 1986, as amended (Code). We have the ability to make matching and discretionary contributions to the 401(k) plan but have not done so to date. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn or distributed from the 401(k) plan. The 401(k) plan also permits contributions to be made on a post-tax basis for those employees participating in the Roth 401(k) and after-tax plan components.

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Insurance Premiums
Our U.S. employees, including our named executive officers, currently participate in various health and welfare employee benefits under plans sponsored by us. These plans offer various benefits, including medical, dental, and vision coverage; life insurance, accidental death and dismemberment, and disability coverage; and flexible spending accounts, among others. All employees, including our named executive officers, who work 20 or more hours per week are eligible for these benefits. The cost of this coverage is primarily paid for by us, with employees paying a portion of the cost through payroll deductions.
TAX AND ACCOUNTING IMPLICATIONS
Under Financial Accounting Standard Board ASC Topic 718 (ASC 718), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record stock-based compensation expense on an ongoing basis according to ASC 718.
Under Section 162(m) of the Internal Revenue Code (Section 162(m)), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our compensation committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of Snowflake and its stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
COMPENSATION RISK ASSESSMENT
Our compensation committee believes that our employee compensation policies and programs do not encourage excessive and unnecessary risk-taking and are not reasonably likely to have a material adverse effect on our company. Our compensation committee oversaw the performance of a risk assessment of our compensation policies and programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The compensation committee considered the findings of the assessment conducted by management, and concluded that our compensation programs (i) are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy, and (ii) do not encourage employees to take unnecessary or excessive risks and the level of risk that they might encourage is not reasonably likely to materially harm our business or financial condition, after considering mitigating controls.

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REPORT OF THE
COMPENSATION COMMITTEE
of the Board of Directors
Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) contained in this Proxy Statement. Based on this review and discussion, our compensation committee has recommended to the board of directors that the CD&A be included in this Proxy Statement.
Members of the Compensation Committee
Jayshree V. Ullal, Chair
Carl M. Eschenbach
John D. McMahon
Michael L. Speiser

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Snowflake under the Securities Act or the Exchange Act, other than Snowflake’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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FISCAL YEAR 2022 SUMMARY COMPENSATION
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for the fiscal years ended January 31, 2022, 2021, and 2020.

NAME AND PRINCIPAL POSITION	FISCAL YEAR ENDED JANUARY 31,	SALARY ($)	BONUS ($)(1)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Frank Slootman Chief Executive Officer and Chairman	2022	375,000	7,519	—	391,969	708	775,196
	2021	375,000	12,759	—	362,241	708	750,708
	2020	287,981(5)	—	59,874,582	307,886	233	60,470,682
Michael P. Scarpelli Chief Financial Officer	2022	300,000	6,015	—	313,575	708	620,298
	2021	300,000	10,207	—	289,793	708	600,708
	2020	138,461(6)	—	20,157,901	150,730	146	20,447,238
Benoit Dageville President of Products and Director	2022	300,000	2,005	—	104,525	567	407,097
	2021	300,000	3,402	—	96,598	567	400,567
	2020	292,707(7)	—	1,836,642	70,308	887	2,200,544
Christopher W. Degnan(8) Chief Revenue Officer	2022	300,000	6,015	—	313,575	708	620,298
	2021	300,000	10,207	—	289,793	708	600,708
(1)The amounts reported in this column represent additional cash bonus payments under our Cash Incentive Bonus Plan to reflect our compensation committee’s assessment of the extraordinary efforts of our executives, as well as Company performance, during the fiscal year.
(2)The amounts reported in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant-date fair value of each stock option granted during the fiscal year ended January 31, 2020, computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the equity awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of the shares underlying such stock options.
(3)The amounts reported in this column represent total bonuses earned based on the achievement of company performance goals under our Cash Incentive Bonus Plan as determined by our compensation committee.
(4)The amounts reported in this column represent life insurance premiums paid by us on behalf of each named executive officer.
(5)Mr. Slootman was hired as our Chief Executive Officer in April 2019. His annualized base salary as of January 31, 2020 was $375,000.
(6)Mr. Scarpelli was hired as our Chief Financial Officer in August 2019. His annualized base salary as of January 31, 2020 was $300,000.
(7)The base salary paid to Dr. Dageville during the fiscal year ended January 31, 2020 was comprised of 58,767 Euros and 226,923 USD. The amount reported reflects an exchange rate of 1 Euro to 1.1194 USD based on the average exchange rate published by the Federal Reserve Bank for calendar year 2019. His annualized base salary as of January 31, 2020 in USD was $300,000.
(8)Because Mr. Degnan was not a named executive officer prior to the fiscal year ended January 31, 2021, we have not reported his compensation for the fiscal year ended January 31, 2020.

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GRANTS OF PLAN-BASED AWARDS
The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended January 31, 2022.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)

NAME	AWARD TYPE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)

Frank Slootman	Annual Cash	318,750	375,000	—
Michael P. Scarpelli	Annual Cash	255,000	300,000	—
Benoit Dageville	Annual Cash	85,000	100,000	—
Christopher W. Degnan	Annual Cash	255,000	300,000	—
(1)These amounts represent threshold and target bonus amounts under our Cash Incentive Bonus Plan for each named executive officer for fiscal year 2022, and do not represent either additional or actual compensation earned by our named executive officers for fiscal year 2022. Target bonuses were set as a percentage of each named executive officer's base salary for fiscal year 2022, and were 100% for Mr. Degnan, Mr. Slootman, and Mr. Scarpelli, and was 33.33% for Dr. Dageville. The dollar value of the actual payments for these awards is included in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal Year 2022 Summary Compensation” table above. While funding of the bonus pool is capped at 110%, the plan does not provide for individual maximum payout amounts.

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OUTSTANDING EQUITY AWARDS AT JANUARY 31, 2022
The following table presents certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of January 31, 2022.

	OPTION AWARDS					STOCK AWARDS

NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)

Frank Slootman	5/29/2019	11,920,364(2)	—	8.88	5/28/2029	—	—
	5/29/2019	27,214(3)	14,077(3)	8.88	5/28/2029	—	—
Michael P. Scarpelli	8/27/2019	2,419,299(4)	—	8.88	8/26/2029	—	—

Benoit Dageville	1/14/2015	300,000(5)		0.26	1/13/2025	—	—
	1/30/2017	320,000(6)		0.74	1/29/2027	—	—
	2/8/2017	640,000(7)		0.74	2/7/2027	—	—
	12/11/2019	400,000(8)		13.48	12/10/2029	—	—
Christopher W. Degnan	8/17/2017	83,267(9)	—	1.41	8/16/2027	—	—
	9/19/2018	120,148(10)	—	3.74	9/18/2028	—	—
	12/11/2019	293,602(11)	—	13.48	12/10/2029	—	—
(1)All equity awards listed in this table were granted pursuant to our 2012 Plan.
(2)The shares underlying the option vest in equal monthly installments over 48 months starting April 26, 2019, subject to Mr. Slootman’s continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Slootman’s service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(3)The shares underlying the option vest in equal monthly installments over 48 months starting April 26, 2019, subject to Mr. Slootman’s continuous service through each such vesting date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(4)The shares underlying the option vest in equal monthly installments over 48 months starting August 19, 2019, subject to Mr. Scarpelli’s continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Scarpelli’s service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(5)The shares subject to this option were fully vested as of January 31, 2022.
(6)The shares subject to this option were fully vested as of January 31, 2022.
(7)The shares subject to this option were fully vested as of January 31, 2022.
(8)The shares underlying the option vest in equal monthly installments over 48 months starting December 11, 2019, subject to Dr. Dageville's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Dr. Dageville's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(9)The shares subject to this option were fully vested as of January 31, 2022.
(10)The shares underlying the option vest in equal monthly installments over 24 months starting November 1, 2021, subject to Mr. Degnan's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in

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the event that Mr. Degnan's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(11)The shares underlying the option vest in equal monthly installments over 48 months starting December 11, 2019, subject to Mr. Degnan's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Degnan's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
FISCAL YEAR 2022 OPTION EXERCISES AND STOCK VESTED
The following table presents certain information regarding any option exercises and stock vested during the fiscal year ended January 31, 2022 with respect to our named executive officers.

	OPTION AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)

Frank Slootman	1,757,112	566,257,407
Michael P. Scarpelli	1,271,261	393,493,932
Benoit Dageville	—	—
Christopher W. Degnan	542,073	170,915,565
(1)The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by our named executive officers as a result of the option exercises.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In July 2020, we adopted a Severance and Change in Control Plan (CIC Plan) that provides severance and change in control benefits to each of our named executive officers and certain other participants, under the conditions described below. The CIC Plan provides different benefits for three different “tiers” of employees. Our Chief Executive Officer and Chief Financial Officer are “tier 1” employees, and our other named executive officers are “tier 2” employees.
Under the CIC Plan, upon a “change in control” (as defined in the CIC Plan), 100% of then-unvested equity awards held by tier 1 employees will accelerate and become vested (and, if applicable, exercisable). In addition, upon a termination other than for “cause,” death, or “disability,” or upon resignation for “good reason” (each as defined in the CIC Plan) that occurs during the period beginning three months prior to a change in control and ending 18 months following such change in control, tier 1 and tier 2 employees will each be entitled to receive (i) a cash payment equal to 12 months of base salary, (ii) a cash payment equal to the participant’s target annual bonus, (iii) reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees, and (iv) for tier 2 employees, acceleration of vesting (and, if applicable, exercisability) of 100% of then-unvested equity awards held by such tier 2 employee. For any equity acceleration, vesting of performance-based awards will be based on the participant’s target achievement level (or actual achievement level if the performance metrics are measurable at the time of acceleration).
Upon termination other than for cause, death, or disability or upon resignation for good reason that does not occur in connection with a change in control, tier 1 and tier 2 employees will be entitled to receive (i) a cash payment equal to 12 months of base salary, and (ii) reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees.

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All benefits upon a termination of services are subject to the participant signing a general release of all claims. If our named executive officers are entitled to any benefits under other arrangements that are different from the benefits under the CIC Plan, each of his or her benefits under the CIC Plan shall be provided only to the extent more favorable than the corresponding benefit under such other arrangement.
The following table presents quantitative estimates of the benefits that would have accrued to our named executive officers upon a qualifying termination pursuant to the CIC Plan, assuming their employment had terminated as of January 31, 2022. Actual payments and benefits could be different if such events were to occur on any other date or if any other assumptions are used to estimate potential payments and benefits.

NAME	BENEFIT DESCRIPTION	TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE NOT IN CONNECTION WITH A CHANGE IN CONTROL ($)	TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE IN CONNECTION WITH A CHANGE IN CONTROL ($)	CHANGE IN CONTROL NOT IN CONNECTION WITH TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE ($)

Frank Slootman	Cash severance	375,000	750,000	—
	Accelerated vesting of equity awards(1)	—	1,271,869,931	1,271,869,931
	Continuation of health benefits	22,671	22,671	—
Michael P. Scarpelli	Cash severance	300,000	600,000	—
	Accelerated vesting of equity awards(1)	—	402,758,816	402,758,816
	Continuation of health benefits	32,215	32,215	—
Benoit Dageville	Cash severance	300,000	400,000	—
	Accelerated vesting of equity awards(1)	—	50,297,254	—
	Continuation of health benefits	11,335	11,335	—
Christopher W. Degnan	Cash severance	300,000	600,000	—
	Accelerated vesting of equity awards(1)	—	69,000,591	—
	Continuation of health benefits	16,108	16,108	—
(1)Represents the market value of the shares underlying stock options held by each named executive officer as of January 31, 2022 for which vesting would be accelerated under the CIC Plan, based on the closing price of our common stock, as reported on The New York Stock Exchange, of $275.90 per share on January 31, 2022.
LIMITATIONS OF LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (#)(1)	(b) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS ($)(2)	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (#)(3)

Equity plans approved by stockholders(4)	51,655,420	7.53	53,655,037
Equity plans not approved by stockholders	—	—	—
(1)Includes the 2012 Plan and the 2020 Plan, but does not include future rights to purchase common stock under our ESPP, which depend on a number of factors described in our 2020 ESPP and will not be determined until the end of the applicable purchase period.
(2)The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
(3)Includes the 2020 Plan and 2020 ESPP. Stock options, RSUs, or other stock awards granted under the 2012 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2020 Plan.
(4)The 2020 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to 5% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, or such lesser number of shares of common stock as determined by our board of directors prior to February 1st of a given fiscal year. In addition, the 2020 ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, and (ii) 8,500,000 shares of common stock, or such lesser number of shares of common stock as determined by our board of directors prior to February 1st of a given fiscal year. Accordingly, on February 1, 2022, the number of shares of common stock available for issuance under the 2020 Plan and the 2020 ESPP increased by 15,618,839 shares and 3,123,767 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table presents certain information regarding the ownership of our common stock as of April 30, 2022 by:
•each named executive officer;
•each of our directors;
•our directors and executive officers as a group; and
•each person or entity known by us to own beneficially more than 5% of our capital stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 317,814,334 shares of common stock outstanding as of April 30, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all (i) RSUs that may vest and settle within 60 days of April 30, 2022 and (ii) shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions within 60 days of April 30, 2022. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Snowflake Inc. Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715.

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NAME	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENTAGE OF SHARES BENEFICIALLY OWNED (%)

NAMED EXECUTIVE OFFICERS AND DIRECTORS
Frank Slootman(1)	12,927,008	3.9
Michael P. Scarpelli(2)	3,298,470	1.0
Benoit Dageville(3)	7,343,139	2.3
Christopher W. Degnan(4)	1,251,674	*
Teresa Briggs(5)	32,000	*
Jeremy Burton(6)	36,459	*
Carl M. Eschenbach(7)	328,043	*
Mark S. Garrett(8)	688,010	*
Kelly A. Kramer(9)	30,208	*
John D. McMahon(10)	890,663	*
Michael L. Speiser(11)	2,859,327	*
Jayshree V. Ullal(12)	50,000	*
All directors and officers as a group (12 persons)(13)	29,735,001	8.9
OTHER 5% STOCKHOLDERS
Entities affiliated with Altimeter Partners Fund, L.P.(14)	19,712,090	6.2
Entities affiliated with ICONIQ Strategic Partners III, L.P.(15)	25,436,858	8.0
* Less than 1 percent.
(1)Consists of (i) 97,000 shares of common stock held by Mr. Slootman, (ii) 783,592 shares of common stock held by the Slootman Living Trust, for which Mr. Slootman is a trustee, (iii) 83,014 shares of common stock held by the Slootman Family Foundation, for which Mr. Slootman is a trustee but with respect to which Mr. Slootman has no pecuniary interest, (iv) 2,770 shares of common stock issuable upon the vesting, within 60 days of April 30, 2022, of RSUs granted to Mr. Slootman, and (v) 11,960,632 shares of common stock subject to stock options held by Mr. Slootman that are exercisable within 60 days of April 30, 2022, of which 3,166,083 shares would be unvested as of such date.
(2)Consists of (i) 79,895 shares of common stock held by Mr. Scarpelli, (ii) 589,499 shares of common stock held by the Michael P. Scarpelli 2019 Grantor Retained Annuity Trust, for which Mr. Scarpelli is a beneficiary, (iii) 166,666 shares of common stock held by the Scarpelli Family Trust, for which Mr. Scarpelli is a trustee, (iv) 9,686 shares of common stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 1, (v) 9,686 shares of common stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 2, (vi) 9,686 shares of common stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 3, (vii) 2,755 shares of common stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 1, (viii) 2,755 shares of common stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 2, (ix) 2,755 shares of common stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 3, (x) 1,440 shares of common stock issuable upon the vesting,

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within 60 days of April 30, 2022, of RSUs granted to Mr. Scarpelli within 60 days of April 30, 2022, and (xi) 2,423,647 shares of common stock subject to a stock option held by Mr. Scarpelli that is exercisable within 60 days of April 30, 2022, of which 1,111,414 shares would be unvested as of such date.
(3)Consists of (i) 5,348,778 shares of common stock held by The Snow Trust, for which Dr. Dageville is a trustee, (ii) 329,908 shares of common stock held by The Snow 2020 Grantor Retained Annuity Trust, for which Dr. Dageville is a trustee, (iii) 1,108 shares of common stock issuable upon the vesting, within 60 days of April 30, 2022, of RSUs granted to Dr. Dageville within 60 days of April 30, 2022, and (iv) 1,663,345 shares of common stock subject to stock options held by Dr. Dageville that are exercisable within 60 days of April 30, 2022, of which 150,000 shares would be unvested as of such date.
(4)Consists of (i) 310,900 shares of common stock held by Mr. Degnan, (ii) 318,414 shares of common stock held by the Degnan Family Trust, for which Mr. Degnan is a trustee, (iii) 120,000 shares of common stock held by the Degnan Gift Trust, for which Mr. Degnan's immediate family are beneficiaries, (iv) 1,329 shares of common stock issuable upon the vesting, within 60 days of April 30, 2022, of RSUs granted to Mr. Degnan within 60 days of April 30, 2022, and (v) 501,031 shares of common stock subject to stock options held by Mr. Degnan that are exercisable within 60 days of April 30, 2022, of which 201,304 shares would be unvested as of such date.
(5)Consists of (i) 2,000 shares of common stock held by The Teresa Briggs Trust, for which Ms. Briggs is a trustee, and (ii) 30,000 shares of common stock subject to a stock option held by The Teresa Briggs Trust that is exercisable within 60 days of April 30, 2022, of which 18,750 shares would be unvested as of such date.
(6)Consists of 36,459 shares of common stock subject to stock a stock option held by Mr. Burton that is exercisable within 60 days of April 30, 2022, of which 19,792 shares would be unvested as of such date.
(7)Consists of 328,043 shares of common stock held by an estate planning vehicle.
(8)Consists of (i) 121,010 shares of common stock held by the Garrett Family Investment Partnership, for which Mr. Garrett is the general partner and (ii) 567,000 shares of common stock subject to a stock option held by Mr. Garrett that is exercisable within 60 days of April 30, 2022, of which 234,418 shares would be unvested as of such date.
(9)Consists of 30,208 shares of common stock subject to a stock option held by Ms. Kramer that is exercisable within 60 days of April 30, 2022.
(10)Consists of (i) 53,442 shares of common stock held by Mr. McMahon, (ii) 151,188 shares of common stock held by The John McMahon Software Irrevocable Trust, for which Mr. McMahon's immediate family are beneficiaries, (iii) 125,737 shares of common stock held by the John McMahon 1995 Family Trust, for which Mr. McMahon is a trustee, and (iv) 560,296 shares of common stock subject to stock options held by Mr. McMahon that are exercisable within 60 days of April 30, 2022.
(11)Consists of (i) 2,217,289 shares of common stock held by trusts, for which Mr. Speiser is a trustee, (ii) 622,688 shares of common stock held by Chatter Peak Partners, L.P., for which Mr. Speiser is a trustee of a trust which is the general partner, and (iii) 19,350 shares of common stock held by Wells Fargo Bank, N.A. FBO Michael L. Speiser Roth IRA, Mr. Speiser’s Roth IRA account.
(12)Consists of 50,000 shares of common stock subject to a stock option held by Ms. Ullal that is exercisable within 60 days of April 30, 2022, of which 25,000 shares would be unvested as of such date.
(13)Consists of (i) 11,905,736 shares of common stock held by all named executive officers and directors as a group, (ii) 6,647 shares of common stock issuable upon the vesting, within 60 days of April 30, 2022, of RSUs granted to executive officers, and (iii) 17,822,618 shares of common stock subject to stock options that are exercisable within 60 days of April 30, 2022, of which 4,926,761 shares would be unvested as of such date.
(14)Based solely on the Schedule 13G/A filed on February 14, 2022, consists of (i) 17,001,796 shares of common stock held by Altimeter Capital Management General Partner, LLC, (ii) 17,001,796 shares of common stock held by Altimeter Capital Management, LP, and (iii) 2,710,294 shares of common stock held by Bradley Gerstner. The sole general partner of Altimeter Capital Management, LP (Investment Manager) is Altimeter Capital General Partner, LLC (General Partner), and Bradley Gerstner is the sole managing principal of the Investment Manager and the General Partner, and may be deemed to share voting and investment power over these shares. The address for each of these entities is One International Place, Suite 4610, Boston, Massachusetts 02110.
(15)Based solely on the Schedule 13G filed on February 14, 2022, consists of (i) 202,312 shares of common stock held by ICONIQ Strategic Partners V, L.P. (ICONIQ V), (ii) 311,657 shares of common stock held by ICONIQ Strategic Partners V-B, L.P. (ICONIQ V-B), (iii) 9,020,159 shares of common stock held by ICONIQ Strategic Partners III, L.P. (ICONIQ III), (iv) 9,638,155 shares of common stock held by ICONIQ Strategic Partners III-B L.P. (ICONIQ III-B), (v) 4,781,067 shares of common stock held by ICONIQ Strategic Partners III Co-Invest, L.P., Series SF (ICONIQ SF), (vi) 418,033 shares of common stock held by ICONIQ Strategic Partners IV, L.P. (ICONIQ IV), (vii) 692,634 shares of common stock held by ICONIQ Strategic Partners IV-B, L.P. (ICONIQ IV-B), (viii) 23,439,381 shares of common stock held by ICONIQ Strategic Partners III GP, L.P. (ICONIQ III GP), (ix) 23,439,381 shares of common stock held by ICONIQ Strategic Partners III TT GP, Ltd. (ICONIQ III Parent GP), (x) 1,110,667 shares of common stock held by ICONIQ Strategic Partners IV GP, L.P. (ICONIQ IV GP), (xi) 1,110,667 shares of common stock held by ICONIQ Strategic Partners IV TT GP, Ltd. (ICONIQ IV Parent GP), (xii) 513,969 shares of common stock held by ICONIQ Strategic Partners V GP, L.P. (ICONIQ V GP), (xiii) 513,969 shares of common stock held by ICONIQ Strategic Partners V TT GP, Ltd. (ICONIQ V Parent GP), (xiv) 25,424,326 shares of common stock held by Divesh Makan, (xv) 25,436,858 shares of common stock held by William J.G. Griffith, and (xvi) 1,802,527 shares of common stock held by Matthew Jacobson (Jacobson). ICONIQ Strategic Partners GP III, L.P. (ICONIQ III GP) is the sole general partner of each of ICONIQ III, ICONIQ III-B and ICONIQ SF. ICONIQ Strategic Partners III TT GP, Ltd. (ICONIQ Parent GP III) is the sole general partner of ICONIQ III GP. Divesh Makan (Makan) and William J.G. Griffith (Griffith) are the sole equity holders and directors of ICONIQ Parent GP III. ICONIQ Strategic Partners GP IV, L.P. (ICONIQ GP IV) is the sole general partner of each of ICONIQ IV and ICONIQ IV-B. ICONIQ Strategic Partners IV TT GP, Ltd. (ICONIQ Parent GP IV) is the sole general partner of ICONIQ GP IV. ICONIQ Strategic Partners GP V, L.P. (ICONIQ GP V) is the sole general partner of each of ICONIQ V and ICONIQ V-B. ICONIQ Strategic Partners V TT GP, Ltd. (ICONIQ Parent GP V) is the sole general partner of ICONIQ GP V. Makan, Griffith, and Jacobson are the sole equity holders and directors of each of ICONIQ Parent GP IV and ICONIQ Parent GP V. The address of each of these entities is 394 Pacific Avenue, 2nd Floor, San Francisco, California 94111.

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended January 31, 2022, we believe that all required reports were timely filed, except that, due to administrative error, one Form 4 for Frank Slootman to report sales of our common stock on May 20, 2021 pursuant to a 10b5-1 plan was filed one day late on May 25, 2021.

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TRANSACTIONS WITH
RELATED PERSONS

In addition to the compensation arrangements with our directors and executive officers discussed in the sections titled “Director Compensation” and “Executive Compensation,” the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
RELATIONSHIP WITH OBSERVE, INC.
Mr. Burton, a member of our board of directors, is currently the Chief Executive Officer of Observe, Inc. Observe has been our customer since 2018. Pursuant to our customer agreement with Observe, Observe made payments to us of $7,004,159 during the fiscal year ended January 31, 2022. Our agreements with Observe are negotiated in the ordinary course of business on terms that are comparable to the terms available to an unrelated third party.
RELATIONSHIP WITH CTP AVIATION
Frank Slootman, our Chief Executive Officer and a member of our board of directors, owns an aircraft that is used in a pool of aircraft by CTP Aviation, a charter aircraft company, pursuant to a lease-back arrangement. We book charter aircraft for business travel services for Mr. Slootman and other employees through CTP Aviation, and from time to time, Mr. Slootman's plane is used for business trips chartered by us. As part of the lease-back arrangement between Mr. Slootman and CTP Aviation, when Mr. Slootman's plane is used by CTP Aviation (including any travel booked by us), he is paid a portion of the flight-related charges. We paid CTP Aviation $140,524 for Mr. Slootman's business travel during the fiscal year ended January 31, 2022.
EMPLOYMENT ARRANGEMENT WITH AN IMMEDIATE
FAMILY MEMBER OF OUR PRESIDENT OF PRODUCTS
Cedric Dageville, the son of Benoit Dageville, our President of Products and a member of our board of directors, is a corporate account executive. During the fiscal year ended January 31, 2022, Cedric Dageville earned cash compensation, bonuses, and commissions of $182,747, in addition to equity. Cedric Dageville’s compensation was based on reference to external market practices of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our President of Products and directors. Cedric Dageville was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our President of Products and directors.
OFFER LETTER AGREEMENTS
We have entered into offer letter agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see the section titled “Executive Compensation—Other Features of our Executive Compensation Program.”
STOCK OPTION GRANTS TO DIRECTORS AND EXECUTIVE OFFICERS
We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Director Compensation.”

56

INDEMNIFICATION AGREEMENTS
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations of Liability and Indemnification Matters.”
POLICIES AND PROCEDURES FOR TRANSACTIONS WITH RELATED PERSONS
We have adopted a Related Party Transactions Policy which sets forth the procedures for our board of directors or our audit committee to identify, review, consider, and approve or ratify any transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect material interest. In approving or rejecting any such transaction, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

57

HOUSEHOLDING OF
PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokerage firms) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokerage firms with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your brokerage firm or us. Direct your written request to us via email at IR@snowflake.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokerage firm.

58

OTHER
MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.
May 27, 2022

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at www.investors.snowflake.com. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 is also available without charge upon written request to us via email at IR@snowflake.com.

59

snowflake®

SNOWFLAKE INC.
106 EAST BABCOCK STREET, SUITE 3A
BOZEMAN, MT 59715

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNOW2022**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the environmental impact and the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86084-P74305

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SNOWFLAKE INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Class II Directors

Nominees:	**For**	**Withhold**
1a. Kelly A. Kramer	☐	☐
1b. Frank Slootman	☐	☐
1c. Michael L. Speiser	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
2. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D86085-P74305

SNOWFLAKE INC.
Annual Meeting of Stockholders
July 7, 2022 10:00 AM, Mountain Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank Slootman and Michael P. Scarpelli, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Snowflake Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Mountain Time on July 7, 2022, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SNOW2022, and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side